Exhibit 99.1

March 2, 2015 15:28 ET

PetroShare Corp. Announces Acquisition of Acreage in the Wattenberg Field

CENTENNIAL, COLORADO -- (March 02, 2015) — PetroShare Corp. announced today that under its strategic land and leasing services agreement with Kingdom Resources, LLC, it has accepted an assignment of approximately 309 net acres covering all depths in parts of Township 1 South, Range 67 West, Adams County, Colorado. The acreage is located in the southern end of the Greater Wattenberg oil and gas field. This area is actively undergoing horizontal development for the Niobrara and Codell formations by numerous operators. As of the date of this press release, the Company would have the ability to participate in an approximate 28.75% working interest behind an active DJ Basin operator in a series of Niobrara/Codell horizontal wells which are currently pending approval by the Colorado Oil & Gas Conservation Commission. The Company expects that this assignment will represent the first of additional acreage assignments to be generated under the Company's services agreement with Kingdom Resources. The services agreement covers an area encompassing approximately 36 square miles in Adams County, Colorado.
Closing of the acquisition is subject to certain contingencies, including receipt of additional capital by the company.
Stephen J. Foley, CEO of PetroShare, remarked, "We are extremely pleased to see our agreement with Kingdom Resources bear fruit in an area that we believe represents one of the most attractive areas of Niobrara / Codell development in all of the DJ Basin. We believe that the Wattenberg Field provides one of the lowest unconventional resource development costs in the U.S.  Consequently, this area provides the potential of compelling oil and gas development economics even at current lower commodity prices."
OPERATIONS UPDATE
PetroShare, as operator, drilled and preliminarily completed two (2) Niobrara oil and gas wells in the Buck Peak Field located within the Sand Wash Basin of northwestern Colorado. The wells are awaiting fracture stimulation of the upper Niobrara zones on or about May 1st of this year.
ABOUT PETROSHARE CORP.
PetroShare Corp. is a domestic oil and natural gas exploration and development company based in Centennial, Colorado. PetroShare targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara / Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado.

Caution Concerning Forward-Looking Statements
This news release contains certain forward looking-statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this news release, PetroShare's  estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from proposed transactions, the anticipated closing of the transaction, and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.
Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the risks of obtaining sufficient capital, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, the construction of crude oil production operations and commencement of production and the projected costs thereof, possible failure of exploration and development activities to yield oil or gas in commercially viable quantities, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.  See PetroShare's Prospectus and other filings with the Securities and Exchange Commission, under the caption "Risk Factors" for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company.  All forward-looking statements and information made in this news release are qualified by this cautionary statement.

CONTACT INFORMATION For further information contact: PetroShare Corp. Tel: (303) 500-1160 Fax: (303) 770-6885